Exhibit 10.3

1998NQSO:

OLD POINT FINANCIAL CORPORATION

FORM OF

NON-QUALIFIED STOCK OPTION AGREEMENT

In Accordance with the 1998 Stock Option Plan (the “Plan”) of OLD POINT FINANCIAL CORPORATION, a Virginia corporation (the “Company”), the Company hereby grants to [OPTIONEE NAME] (the “Participant”) the right and option to purchase, upon the terms and conditions hereinafter set forth, all or any part of a total of [#] shares of the Company’s Common Stock at the purchase price of $[EXERCISE PRICE] per share. This option is granted as of [GRANT DATE].

1.	Time and Volume Limitations on Exercise of Option. Except as provided in paragraph 6 below, this option shall not be exercisable: (a) during the period of [VESTING PERIOD] from the date hereof; or (b) after the expiration date of [EXPIRATION DATE].

2.	Conditions of Exercise of Option During Participant’s Lifetime. During the Participant’s lifetime, this option may be exercised only by him, and then only if the Participant has been a non-employee Director of the Company or one or more of its Subsidiaries (as defined in the Plan) continuously from the date of grant of this option to the date of exercise; provided, however, that if the Participant or the Company terminates his service for any reason (including termination because of retirement or permanent and total disability), the Participant shall be entitled to exercise this option only to the extent it was exercisable by the Participant at the date of such termination of service, and further provided that this option shall not be exercisable more than twelve (12) months after such termination of service. The Board of Directors of the Company, or a committee thereof, reserves the right, however, to extend this twelve month period up to two years after the date of termination of service. Notwithstanding the foregoing, the Company reserves the right to terminate and declare forfeited any unexercised options held by the Participant in the event (i) his service is terminated as a result of any illegal act or intentional act evidencing bad faith by the Participant toward the Company or one of its Subsidiaries or (ii) during the period the option remains exercisable following termination of his service for any reason, whether such termination was voluntary or involuntary, the Participant accepts employment with or provides services to a company or organization that, in the sole discretion of the Company, competes with the Company or any Subsidiary or affiliate of the Company.

3.	Option Nontransferable During Participant’s Lifetime; Conditions of Exercise After Participant’s Death. This option shall not be transferable by the Participant other than by his will or by the laws of descent and distribution. If the service of the Participant to the Company or a Subsidiary terminates by death, then this option may be exercised at any time during the three (3) year period following the Participant’s date of death, to the extent that the Participant was entitled to exercise this option on the date of his termination from service by reason of death, by the person or persons to whom the Participant’s rights under this option shall pass by will or by applicable law. In no event may the option be exercised after the expiration date specified in paragraph 1.

4.	Method of and Effective Date of Exercising Option. This option may be exercised from time to time on any business day upon delivery to the Company of (a) a Notice of exercise in the form attached to this agreement, and (b) payment in full of the option purchase price (which purchase price may be paid by the Participant in cash or in shares of common stock of the Company, or in any combination thereof, as may be permitted in the sole discretion of the Board of Directors or a committee thereof, provided payment of the option purchase price, in whole or in part, in shares of common stock of the Company is permitted under applicable state and federal law). No person shall acquire any rights or privileges of a stockholder of the Company with respect to any shares issuable upon such exercise until the effective date of such exercise.

5.	Capital Adjustments. The number of shares of Common Stock covered by this option, and the option price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Board of Directors or a committee thereof, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as the Board of Directors or a committee thereof may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

6.	Acceleration of Exercise Period. Notwithstanding the limitations set forth in paragraph 1 above on the exercise of this option, the Participant may exercise all or any portion of this option on or after a Transaction Date as defined below, provided this option shall have been granted not less than six (6) months previously. For purposes of this paragraph, a “Transaction Date” shall mean the date on which an offeror other than the Company shall first publicly offer to acquire shares of common stock of the Company pursuant to a tender offer or exchange offer or the date of mailing of proxy material to the stockholders of the Company with respect to a merger or other reorganization that will result in the Common Stock of the Company being converted into cash or securities of another entity.

7.	Prohibition Against Pledge, Attachment, etc. Except as otherwise herein provided, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

8.	Provisions of the Plan Control. This option is subject to the terms and conditions of the Plan under which it is granted, a copy of which may be examined by the Participant at the office of the Company. The Plan empowers the Board of Directors of the Company, or a committee thereof, to make interpretations, rules and regulations thereunder, and in general provides that determinations of the Board or such committee with respect to the Plan shall be binding upon all optionees.

9.	Withholding Taxes. The Company shall have the right to withhold any federal, state or local taxes required to be withheld by law with respect to the exercise of the option.

10.	Non-Qualified Stock Option. It is intended that this option shall be treated as a non-qualified stock option.

11.	Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and the legal representative of the Participant.

IN WITNESS WHEREOF, the Company has caused this option to be executed on its behalf by its duly authorized officer whose name appears below.

OLD POINT FINANCIAL CORPORATION

By

Its

The undersigned director hereby accepts the foregoing option and agrees to the terms and conditions thereof this              day of                     , 200  .

Director

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